Exhibit 5.1

May 10, 2016

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, TX 75225

Re:      Registration Statement on Form S-3 (the “Registration Statement”)

Dear Ladies and Gentlemen:

We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Units”).

We have also participated in the preparation of the Prospectuses (the “Prospectuses”) contained in the Registration Statement. The Units will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

We have examined the Registration Statement, the relating prospectus, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), as amended, the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, resolutions of Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of Energy Transfer Partners GP, L.P., a Delaware partnership and the general partner of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with this opinion, we have assumed that:

(1)	All information contained in all documents reviewed by us is true and correct;

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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(2)	All signatures on all documents examined by us are genuine;

(3)	All documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(4)	The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(5)	A Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Units offered thereby;

(6)	All Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; and

(7)	A definitive purchase, underwriting or similar agreement with respect to any Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and expectations set forth herein, we are of the opinion that when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

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We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.